Combination with Wavefield Inseis ASA "Extending CGGVeritas technology leadership across Services and Equipment" November 10th, 2008

Today's Presenting Team

- **CGGVeritas**
  - Robert Brunck, CEO CGGVeritas
  - Thierry Le Roux, COO CGGVeritas
  - Stéphane-Paul Frydman, CFO CGGVeritas

- **Wavefield**
  - Anders Farestveit, Chairman Wavefield
  - Atle Jacobsen, CEO Wavefield
  - Erik Hokholt, CFO Wavefield

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- 5 - Forward Looking Statements This presentation contains forward-looking statements, including, without limitation, statements about CGGVeritas ("the Company") plans, strategies and prospects and the potential combination with Wavefield Inseis ASA discussed herein. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, the Company's actual results may differ materially from those that were expected. The Company based these forward-looking statements on its current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our proposed results, in particular there can be no assurance as to the consummation or timing of the acquisition or the realization of any synergies. All forward-looking statements are based upon information available to the Company as of the date of this presentation. Important factors that could cause actual results to differ materially from management's expectations are disclosed in the Company's periodic reports and registration statements filed with the SEC and the AMF. Investors are cautioned not to place undue reliance on such forward-looking statements. The securities offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement of the Securities Act.

- 7 - Transaction Terms On November 10th CGGVeritas announced its intention to make a voluntary tender offer for all outstanding shares of Wavefield ASA 100% share for share transaction One newly issued CGGVeritas ordinary share for each 7 Wavefield shares Implied offer price of NOK15.9 as of the November 7, 2008 closing price Implied equity consideration of NOK2.1 billion (approx. US$310 million) 31% premium to Wavefield's closing share price of November 7, 2008 Offer is unanimously approved by Boards of Directors of CGGVeritas and Wavefield CGGVeritas has obtained commitments from shareholders holding together c.25% of capital to tender shares to the offer, including: Sector Asset Management, the company's largest shareholder Board members and senior management Key conditions precedent to the tender offer to follow 85% acceptance threshold Regulatory clearance No material adverse change affecting Wavefield

- 9 - Key Investment Considerations Strengthens CGGVeritas' fleet capability and expertise Immediately adds "high-end" vessels to our fleet Recently equipped with Sercel technology Fully operational - with backlog and visibility well into 2009 Provides increased fleet management flexibility Creates an operational team of leading talents Expands product offering of Sercel with innovative technology Optoplan's seabed fiber optic systems for reservoir monitoring Leverages the combination of leading seabed know how and research Accelerates market entry of next generation technologies Provides strong profitable growth potential with good visibility into 2009 Develops overall positioning in both Services and Equipment Access to broader business benefits in imaging and multi-client Strengthens and extends long term customer relationships Immediately accretive both on EPS and cash flow before synergies Extending technology leadership across Services and Equipment

Key Market Trends and Drivers Oil supply continues to be challenging Reservoirs are getting more mature and new targets are more complex Reserve replacement concerns persist Depletion rates are increasingly high (recently raised to 6%) High-end seismic is increasingly in demand Lowering the risks associated with finding and producing Providing enhanced productivity and value Driving advanced acquisition and imaging technologies and techniques Wide azimuth, Ultra-high resolution / Productivity Seismic accelerating across E&P workflow Reservoir delineation, reservoir management, reservoir production Increased channel counts, 4D and permanent monitoring Drive for life-of-field imaging Basis for profound changes Seismic market size has doubled since 2005 driven by volume and content From $6 billion to 12 billion - 11 - Seismic is increasingly vital to meet the challenges today and into the future

- 13 - MID CAPACITY 3D/2D Wavefield Brings A High-End, Recently Equipped Fleet Geowave Endeavour 16 streamer capacity Year built: 2008 TC-contract - final term 2015 Geowave Voyager 12 streamer capacity Year built: 2008 Sale & lease/back contract Expected delivery in January 2009 Geowave Master 12 streamer capacity Year upgraded: 2007 TC-contract - final term 2014 Geowave Champion 12 streamer capacity Year upgraded: 2007 TC-contract - final term 2014 Geowave Commander 8 streamer capacity Year upgraded: 2006 TC-contract - final term 2013 Malene Ostervold High end 2D vessel / Source w/ 3D capacity 2 streamer capacity Year upgraded: 2007 TC-contract - final term 2010 Bergen Surveyor High-end 2D / Source w/ 3D capacity 2 streamer capacity Year upgraded: 2006 TC-contract - final term 2011 Discoverer II 2D / source capacity Year upgraded: 2006 BB-contract - final term end 2009 Option(s): 2 x 1y extension Charter to commence July 2008 HIGH CAPACITY 3D Source: Company data. Note: TC = Time Charter contract, BB = Bare Boat contract

"High-End" Combined Fleet


HIGH CAPACITY 3D
17 high end vessels (19 by 2010)
MID/LOW CAPACITY 3D/2D
10 low capacity 3D/2D vessels
CGG Veritas
X-Bow I ► 16 streamers
X-Bow II ► 16 streamers
Alizé ► 14 streamers
Challenger ► 12 streamers
Symphony ► 12 streamers
Harmattan ► 6 streamers
Venturer ► 4 streamers
Voyager ► 4 streamers
Vanquish ► 12 streamers
Viking ► 10 streamers
Vision ► 10 streamers
Amadeus ► 8 streamers
Fohn ► 8 streamers
Princess ► 3 streamers
Pacific Sword ► 2 streamers
Pacific Titan ► 2 streamers
Orion ► 8 streamers
Search ► 8 streamers
Vantage ► 8 streamers
Viking II ► 8 streamers
Duke ► 1 streamer
Wavefield
Geowave Endeavour ► 16 streamers
Geowave Champion ► 12 streamers
Geowave Master ► 12 streamers
Geowave Voyager ► 12 streamers
Geowave Commander ► 8 streamers
Bergen Surveyor ► 2 streamers
Malene Ostervold ► 2 streamers
Discoverer II ► 1 streamers
Total no. of streamers(1)
2009E: 118 + 60 = 178 streamers
2009E: 22 + 5 = 27 streamers

- **Current fleet strengthened to 17 high-end vessels without adding capacity to the market**
  - Flexibility going forward
- **High technology content with Sercel equipment across the entire fleet**
  - High number of Sentinel streamers

Note: Streamers numbers based on designed configuration capacity.
(1) Does not include X-Bow I and II to be delivered in 2010
[dashed box] = to be delivered in 2010.

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Wavefield Brings Fiber Optic Sea-bed Technology Optoplan offers a strong fit with Sercel's technology platform and manufacturing expertise Optoplan Seismic cable to be trenched at the sea bottom Fibre optic technology Optoplan is the leader in fiber optic technology Acquired from Weatherford in 2007 Continued focus both on R&D and manufacturing of innovative Fiber Optic geophysical equipment Benefits from many years of R&D in optical sensing technology: Optowave (tm) is the industry first fiber optic ocean-bottom reservoir monitoring system Optoplan was recently awarded a contract from ConocoPhillips to supply an Optowave (tm) system for the Ekofisk field Development of more products using fiber optic technology under way - 17 -

Optoplan to Strengthen Sercel's Product Offering The Optowave (tm) reservoir monitoring system is complementary to Sercel offering Both companies' R&D teams have worked for several years on optical sensing technology and developed a portfolio of patents The combination of Optoplan and Sercel will accelerate: Developments: Leveraging on a broader portfolio of patents Market entry: Benefiting from Sercel's recognized expertise in manufacturing processes, product quality and global sales & marketing network Permanent Installation - 19 -

A Strong Combined Backlog Two record backlogs combined Wavefield backlog represents approximately one year of Wavefield revenue at 2008 prices CGGVeritas backlog near $2 billion Strong revenue visibility well into 2009 - 21 - Record Backlog (In US$ million) Source: Company data. (1) As at December 31. (2) As at September 30, 2008. (1) (1) (2)

Enhanced Financial Profile Last Twelve Months for Wavefield: operating margin of c.30% Combined group with $4 billion+ in sales and $1.7 billion EBITDA Increasing contribution of Wavefield in 2009 - 23 - Key Statistics Source: Company data. Note: CGGVeritas' financials based on a average $ / € average rate for each quarter. (1) LTM = Preliminary estimated last twelve months figures, as at September 30, 2008. (2) Operating revenues. (3) EBITDA before MC Amortization. (4) Of which $569million in Multi-Client Library. (5) Of which $23million in Multi-Client Library. LTM Actual data(1) Preliminary pro forma estimates (US$ in millions) Employees Operating income EBITDA(3) Revenues(2) 8,429 890 1,676 4,019 Combined 320 101 152 334 8,109 Total Capex 1,092 270(5) 822(4) 789 1,524 3,685 CGGVeritas Wavefield + Net income 496 74 422 2009E street estimates are c. US$560million Cash flow from operations 1,196 118 1,078

A Sound Balance Sheet All shares transaction preserves CGGVeritas' sound balance sheet Long-term debt with no near-term maturities Cash position and expected future free cash flow Strong debt coverage ratios - 25 - LTM Actual data(1) Preliminary pro forma estimates (US$ in millions) CGGVeritas Wavefield Combined Cash Total debt Net debt LTM EBITDA (455) 1,572 1,524 2,026 175(2) (29) 146 2,201 Net debt / LTM EBITDA 1.0x (484) 1,718 152 1.0x 1,676 1.0x Source: Company data. N ote: CGGVeritas' financials based on a average $ / € average rate for each quarter. (1) LTM = Preliminary estimated last twelve months figures, as at September 30, 2008. (2) Including $143million of financial lease obligations.

- 27 - Indicative Timetable Key events Date Filing of offer documentation with the AMF and OSE On or about November 13, 2008 Offer period closes On or about December 12, 2008 Settlement of the offer Around mid December 2008 Mandatory offer/squeeze out Early 2009 Opening of the offer On or about November 24, 2008 The exchange offer for the entirety of the share capital of Wavefield will commence as soon as regulatory and legal conditions permit, which is currently expected to be on or about 24 November 2008. Similarly, the offer will expire as soon as regulatory and legal conditions permit, which is currently expected to be on or about 12 December 2008. Our current anticipated timetable is presented above.

- 29 - Closing Remarks Extending technology leadership across Services and Equipment Immediately strengthens CGGVeritas' fleet high-end capability and expertise Expands product offering of Sercel with innovative technology Provides strong profitable growth potential with a good visibility into 2009 Immediately accretive both on EPS and cash flow before synergies Uniquely positioned to meet the challenges of our clients The securities offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement of the Securities Act.